SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by Registrant                              x
Filed by Party other than the Registrant         o

Check the appropriate box:
  oPreliminary Proxy Statement
  oConfidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2) xDefinitive Proxy Statement oDefinitive Additional Materials oSoliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12

                               800-JR Cigar, Inc.

Payment of Filing Fee (Check the appropriate box):

x        No fee required.
o Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1)     Title of each class of securities to which transaction applies:
  2)     Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
  4)     Proposed maximum aggregate value of transaction:
  5)     Total fee paid:

  o      Fee paid previously with preliminary materials

  o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:
  2)     Form, Schedule or Registration Statement No.:
  3)     Filing Party:
  4)      Date Filed:

                                                     August 18, 1999



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                          RE:  800-JR Cigar, 1999 Annual Meeting Proxy Statement

Ladies and Gentlemen:

800-JR Cigar, Inc. (the "Company") is hereby transmitting for filing via EDGAR, pursuant to Rule 14a-6(a) under the Securities Exchange Act of 1934, the Notice of Annual Meeting of Stockholders, Proxy Statement, in definitive form, relating to the Company's 1999 Annual Meeting of Stockholders. Although the enclosed proxy materials, together with the Company's 1999 Annual Report, were disseminated to the stockholders of the Company on or about April 12, 1999 in accordance with Rule 14a-3, the technical filing of the proxy material with the Commission was not completed due to an oversight. The Company's 1999 Annual Meeting of Stockholders was held on May 18, 1999.

If you have any questions with respect to this filing, please contact the undersigned at (973) 884-9555 x2212.

                                                     Very truly yours,



                                                     /s/ Kimberly A. Johnson
                                                     Kimberly A. Johnson

Attachments

800-JR CIGAR, Inc.
301 Route 10 East
Whippany, New Jersey 07981

                                 April 12, 1999

Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of 800-JR Cigar, Inc. (the "Company"). The Annual Meeting will be held on Tuesday, May 18, 1999, at 11:00 a.m., local time, at the law offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 39th Floor, New York, New York 10178.

         The enclosed Notice of Meeting and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of two Class II Directors to serve until the 2002 Annual Meeting of Stockholders and "FOR" the ratification of Ernst & Young, LLP as independent auditors of the Company for the 1999 fiscal year. As is customary, there will be a report on the Company's business, and stockholders will have an opportunity to inquire about the affairs of the Company that may be of general interest.

         The vote of every stockholder is important. I urge you to sign, date and promptly mail your proxy. The Board of Directors and management look forward to greeting those stockholders who are able to attend.

                                   Sincerely,



                                   Lew Rothman
                                 President and Chief Executive Officer

800-JR CIGAR, Inc.
301 Route 10 East
Whippany, New Jersey 07981

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be Held May 18, 1999

To the Stockholders:

         The 1999 Annual Meeting of Stockholders of 800-JR Cigar, Inc., will be held at the law offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 39th Floor, New York, New York 10178, on Tuesday, May 18, 1999, at 11:00 a.m., local time, for the following purposes:

    1. To elect two Class II Directors to serve until the 2002 Annual Meeting of Stockholders;

    2. To ratify the appointment of Ernst & Young, LLP as the independent auditors of the Company to serve for the 1999 fiscal year; and

    3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    Owners of record of Common Stock of the Company at the close of business on April 23, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of the Company as of the close of business on April 23, 1999 will be available for inspection during normal business hours from 10:00 a.m., May 4, 1999 through 5:00 p.m., May 17, 1999 at the Company's offices at 301 Route 10 East, Whippany, New Jersey 07981. The Company's 1998 Annual Report, which is not part of the proxy soliciting material, is enclosed.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                 By Order of the Board of Directors,


                                 LaVonda Rothman
                                    Secretary

Whippany, New Jersey
April 12, 1999

                               800-JR Cigar, Inc.
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 12, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of 800-JR Cigar, Inc., a Delaware Corporation, for the Annual Meeting of Stockholders of the Company to be held at the law offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 39th Floor, New York, New York 10178 on Tuesday, May 18, 1999 at 11:00 a.m., local time, and at any adjournments thereof for the purposes set forth in the accompanying notice of meeting.

         All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

         The mailing address of the principal executive offices of the Company is 301 Route 10 East, Whippany, New Jersey 07981. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is April 12, 1999.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2002 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the ratification of the appointment of Ernst & Young, LLP as independent auditors, stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees and FOR ratification of the appointment of Ernst & Young, LLP as independent auditors. If any other matters are properly presented at the meeting for action, the person's names in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgement. The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting. The ratification of the appointment of Ernst & Young, LLP as independent auditors and approval of any other matter will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal in person or by proxy at the Annual Meeting, except as may otherwise be provided in the certificate of corporation or by-laws of the Company, by the rules of the Nasdaq Stock Market or by the General Corporation Law of the State of Delaware. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

         Only owners of record of shares of Common Stock of the Company at the close of business on April 23, 1999 are entitled to receive notice of vote at, the meeting or adjournments thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held and there is no cumulative voting. The Common Stock is the only class of securities issued by the Company that entitles an owner of record to vote on the proposals contained herein. On April 12, 1999 there were 12,752,146 shares of Common Stock of the Company issued and outstanding. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum.

         After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). The Company will pay all expenses with respect to this solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so.
                                     ----------------------------------------

As used herein, the term "Company" or "JR" includes 800-JR Cigar, Inc. and its subsidiaries.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The term of office of the Company's two Class II Directors expires with the forthcoming Annual Meeting or at such time as their successors shall have been elected and qualified. Based on the recommendations of the Nominating Committee, the Board of Directors of the Company proposes the reelection of Maureen Colleton and John Oliva as Directors of the Company for a three-year term expiring with the 2002 Annual Meeting of Stockholders.

         The two director nominees will be elected by a plurality of the votes cast.

         The following table sets forth certain information relating to the nominees and the Directors whose terms of office will continue after this Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the above named nominees, who have consented to serve if elected. If a nominee is unable to serve as a Director, an event not now anticipated, the proxies will be voted by the proxy holders for a substitute nominee.

         The Board of Directors recommends that the Stockholders vote FOR the election to the Board of each of the proposed nominees.

Name of Nominees   Principal Occupation       Age   Director    Year in which
                                                     Since       Term Expires
--------------------------------------------------------------------------------
Maureen Colleton   Director and President,     59  March 1997 Class II/1999/2002
                   MC Management, Inc.
John Oliva         Director  and President,    57  March 1997 Class II/1999/2002
                   Oliva Tobacco Company

Other Directors
--------------------------------------------------------------------------------
Lew Rothman        Chief Executive Officer,    53  March 1997   Class III/2000
                   President and Chairman
                   of the Board

LaVonda M. Rothman Executive Vice President    51  March 1997   Class III/2000
                   and Secretary

Jane Vargas        Vice President and Director 42  March 1997    Class I/2001

Stephen J. Bloom   Director                    63  March 1997    Class III/2000

John F. Barry, Jr. Director                    74  July 1997     Class I/2001


Business Experience

Lew Rothman has been the President, Chief Executive Officer and a Director of the Company since March 1997 and the President, Chief Executive Officer and a director of each of the Company's predecessors since 1970. He graduated from Kansas State Teachers College in 1970 with a BA in Political Science and Geography. He is the author of The Cigar Almanac and a contributing editor of Smoke magazine. Lew Rothman and LaVonda M. Rothman are married.

LaVonda M. Rothman has been the Executive Vice President, Secretary and a Director of the Company since March 1997 and the Executive Vice President, Secretary and a Director of each of the Company's predecessors since 1970.
Lew Rothman and LaVonda M. Rothman are married.

Maureen A. Colleton has been President of MC Management, Inc., a company which provides customer list and banking record maintenance, payroll and sales tax return preparation, general ledger accounting, account receivable and payable processing, and telemarketing services to the Company since 1990. Mrs. Colleton has been a Director of the Company since March 1997. She graduated from Brooklyn College in 1960 with a BA in Marketing.

Jane Vargas has been Vice President and a Director of the Company since March 1997 and has been a Vice President of MC Management, Inc. since 1990. Prior to joining MC Management, Ms. Vargas was an Assistant Vice President for Horizon Bank. She graduated from St. Peter's College in 1980 with a BS in accounting.

John Oliva became a Director of the Company in March1997. Since 1980, he has been the President and a director of Oliva Tobacco Company, one of the largest tobacco-leaf growers in the world. Mr. Oliva graduated from the University of Florida in 1966 with a BS in Industrial Engineering.

Stephen J. Bloom became a Director of the Company in March 1997. He has been an outside consultant to Phillip Morris U.S.A. since April 1993. Mr. Bloom was employed by Phillip Morris U.S.A. as Vice President, Corporate Account Sales from January 1986 to April 1989, as Vice President of Trade Development from 1989 to 1991 and as Senior Vice President and Chief Executive Officer of
S. Bloom, Inc.in Chicago, a tobacco distributing company. Mr. Bloom was elected to the National Association of Tobacco Distributors Hall of Fame in 1985.
He graduated from the University of Michigan with a BBA in 1958.

John F. Barry Jr. became a Director of the Company in July 1997. He was a Partner at Lord Day & Lord, Barrett Smith until September 1994 and Special Counsel at Morgan, Lewis & Bockius LLP from October 1994 to September 1996. He has been involved in his private legal practice from October 1996 to present. Mr. Barry graduated from Princeton University in 1947 and from Columbia University Law School in 1952.

Meetings and Committees of the Board of Directors

         During the fiscal year ended December 31, 1998, the Executive Committee functioned as the Compensation Committee (the "Compensation Committee") of the Company's Board of Directors. The Compensation Committee was charged with administering the Company's 1997 Long-Term Incentive Plan (the "1997 Plan"); reviewing the compensation of senior management; and recommending to the Board of Directors such changes to the compensation of senior management, including changes to the Company's compensation plans and programs, as the Compensation Committee determines are appropriate.

         The Audit Committee of the Company's Board of Directors consists of Maureen A. Colleton, John Oliva and Stephen Bloom. The Audit Committee is charged with recommending to the Board of Directors the engagement or discharge of independent auditors; reviewing the plan and results of the audit engagement with the Chief Financial Officer of the Company and the independent auditors.

         The Executive Committee of the Company's Board of Directors consists of Lew Rothman, LaVonda M. Rothman and Maureen A. Colleton. The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings and is charged with supervising the implementation of the decisions of the Board.

         The Nominating Committee of the Company's Board of Directors consists of Lew Rothman, LaVonda M. Rothman and Maureen A. Colleton. The Committee reviews the qualifications of candidates suggested by Board members, management, stockholders and other sources; considers the performance of Directors in determining whether to nominate them for reelection; and recommends to the Board nominees for election as Directors.

         During the fiscal year ended December 31, 1998 the Board of Directors held five meetings; the Compensation Committee held two meetings; the Audit Committee held two meetings, the Executive Committee held ten meetings and the Nominating Committee held three meetings. Each Director attended at least 75% of the aggregate number of meetings held by the Board and any committee on which he or she served.

Compensation of Directors

         The Company pays each Director who is not a full-time employee of (or consultant to) the Company an annual stipend of $20,000 plus a fee of $900 for attendance at each meeting or committee meeting (unless held on the same day as a Board meeting) of the Board. In addition, such Directors receive options to purchase 10,000 shares of Common Stock upon the commencement of their term of office. All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacity as Directors of the Company.

                               EXECUTIVE OFFICERS

Michael E. Colleton, age 61, became Chief Financial Officer of the Company on January 27, 1998. Mr. Colleton has 30 years of experience as a corporate financial manager and has an extensive background in both accounting and law. Prior to his appointment, Mr. Colleton served as advisor to the Chief Financial Officer and headed up the financial team that brought the Company public in June 1997.

                             EXECUTIVE COMPENSATION

         The aggregate compensation paid or accrued by the Company for the last three fiscal years to those serving as the Chief Executive Officer and the other four most highly compensated executive officers during fiscal 1998 whose compensation in salary and bonus exceeded $100,000 is set forth in the following table:

                           SUMMARY COMPENSATION TABLE

                                  Annual Compensation     Long-Term Compensation
                                                                   Securities
                                                                   Underlying
                                                                     Options/
Name and                           Salary          Bonus               SARs
Principal Position       Year       ($)             ($)                 (#)
--------------------------------------------------------------------------------
Lew Rothman 1:           1998     200,004           -0-                  -0-
President & Chief
Executive Officer        1997     200,004           -0-                50,000

LaVonda Rothman 1:       1998     200,004           -0-                  -0-
Vice President and
Secretary                1997     200,004           -0-                50,000

Jane Vargas 2:           1998     150,000           -0-                  -0-
Vice President           1997     127,500           -0-                35,000

Michael E. Colleton 2:   1998     150,000           -0-                  -0-
Chief Financial Officer  1997     101,250           -0-                35,000

(1) Lew Rothman and LaVonda Rothman have each entered into a three-year employment agreement with the company providing for an annual base salary of $200,000, respectively. The agreements also provide that each executive shall be entitled to such medical and other benefits, including insurance and pension plans, as are provided to other executive officers of the Company and to such bonuses as the board shall determine in its discretion. The agreements also provide that in the event either officer leaves the employ of the Company during the term of the agreement, he or she agrees not to compete with the Company for a period of two years. These employment agreements expire in March 2000, unless renewed.
(2) Jane Vargas entered into a three-year employment contract at an annual base salary of $105,000. The agreement provides that the executive will be entitled to such medical and other benefits, including insurance and pension plans, as are provided to other executive officers of the Company and to such bonuses as the board shall determine in its discretion. The agreement also provides that in the event the executive leaves the employ of the Company during the term of the agreement, she agrees not to compete with the Company for a period of two years. The agreement between the Company and Ms. Vargas also provided for a signing bonus of $500,000. This employment agreement expires in March 2000, unless renewed. In July of 1998 the Board of Directors approved an increase of Ms. Vargas's salary to $150,000 per annum.


                        OPTION GRANTS IN LAST FISCAL YEAR

         During 1998, there we no options granted.

                         AGGREGATE OPTION EXERCISES AND
                       FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth the number of shares covered by stock options held by the named executive officers as of December 31, 1998, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the year-end market price of the shares subject to such options at December 31, 1998. The named executive officers of the Company did not exercise any stock options during the year ended December 31, 1998.
                                   Number of Securities
                                  Underlying Unexercised    Value of Unexercised
              Shares    Value     Options at Fiscal      In-the-Money Options
           Acquired on Realized       Year-End-(#)          at Year-End1-($)
Name        Exercise #  ($)  Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------
Lew Rothman      -        -      16,667      33,333        104,168     $208,331

LaVonda Rothman  -        -      16,667      33,333        104,168      208,331

Jane Vargas      -        -      11,667      23,333        72,918       145,831

Michael E.
Colleton         -       -       11,667      23,333        72,918       145,831

(1) Values for "in-the-money" outstanding options represent the positive spread between the respective exercise price of the outstanding options and the last closing price of the Common Stock as of December 31, 1998, which was $23.25.

Employment Agreements

         Each of Mr. Lew Rothman, Mrs. LaVonda M. Rothman, and Ms. Jane Vargas has entered into employment agreements with the Company expiring on March 13, 2000, providing for an annual base salary of $200,000, $200,000, and $105,000, respectively. In July of 1998 the Board of Directors approved an increase of Ms. Vargas's salary to $150,000 per annum. These agreements also provide that each employee shall be entitled to such medical and other benefits, including insurance and pension plans, as are provided to other executive officers of the Company and to bonuses at the discretion of the Board from amounts available under the Company's bonus pool. The bonus pool is calculated based upon an amount not to exceeding five percent of the amount by which the Company's pre-tax profit exceeds the Company's forecasted pre-tax profit as set forth in the budget approved by the Board. There were no bonuses paid in 1998. The Agreements also provide that in the event any such officer shall leave the employ of the Company during the term of the agreement, he or she agrees not to compete with the Company for a period of two years. The employment agreement between the Company and Jane Vargas provided for a signing bonus of $500,000.

Compliance with Reporting Requirements

         The Company believes that, during the fiscal year ended December 31, 1998, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its executive officers, directors and greater than ten percent stockholders were complied with on a timely basis.

Compensation Committee Report on Executive Compensation-Interlocks and Insiders Participation

         The Executive Committee functioned as the Company's Compensation Committee during the fiscal 1998, supervises management compensation and employee benefits and administered the Company's pension, stock option, health, incentive compensation and other employee benefit plans. Since March 1997, the Compensation Committee has consisted of Mr. Lew Rothman, Chairman, and members Mrs. LaVonda M. Rothman and Mrs. Maureen A. Colleton. Mr. Rothman is the President and Chief Executive Officer of the Company and beneficially owns 72.95% of the outstanding capital stock of the Company. Mrs. LaVonda M. Rothman is Vice President and Secretary of the Company and beneficially owns 72.95% of the outstanding capital stock of the Company. Ms. Maureen A. Colleton is President of MC Management, Inc., which provides telemarketing services and various administrative and other services to the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Overview

         800-JR Cigar, Inc.'s executive compensation programs are designed to attract, retain and motivate the broad based executive talent required to achieve its business objectives and increase stockholder value. The Company's executive compensation program is administrated by the Executive Committee of the Board of Directors (the "Committee") which is comprised of the individuals listed above. Total compensation for the Company's executive officers consists of a base salary and long-term incentives consisting of stock options. The Committee annually reviews the competitiveness of the Executive Compensation programs.

Base Salary

         In 1998, the Company capped all executive base salaries at a rate of no more than $200,000 per year. The Company took this action to promote equality among the founding group of owner/managers and to stabilize fixed executive compensation costs. As such, the Company was able to focus its executive resources on managing the business and maximizing earnings per share and cash flow performance.

         Over time, the Company intends to establish base salary levels based upon competitive market pay rates, each individual's role in the Company and each individual executive's performance over time. Consequently, employees assuming greater responsibilities and/or employees with higher levels of sustained performance over time will be paid correspondingly higher salaries.

         Salaries for executives will be reviewed annually based on a variety of factors, including individual performance, market salary levels for comparable positions within comparable companies and the Company's overall financial results. Salary increases will be granted within a pay-for-performance framework, but not to exceed certain maximum levels based upon the applicable position. The Company intends to target the marketplace median in setting base pay levels over time.

1997 Long-Term Incentive Plan

         Prior to its Initial Public Offering, the Board of Directors and the Company's stockholders approved and adopted the 1997 Long-Term Incentive Plan ("the 1997 Plan"). The maximum number of shares of Common Stock that may be subject to outstanding awards may not exceed the greater of 800,000 shares or 9% of the aggregate number of shares of Common Stock outstanding. Awards may be settled in cash, shares, other awards or other property, as determined by the Committee. The number of shares received or deliverable under the 1997 Plan and the annual per-participant limit is subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

         The purpose of the 1997 Plan is to provide executive officers (including directors who also serve as executive officers), key employees, consultants and other service providers with additional incentives by enabling such persons to increase their ownership interests in the Company. Individual awards under the 1997 Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of Company obligations to pay cash compensation; and (vi) other awards the value of which is based in whole or in part upon the value of the Common Stock. Upon a change of control the Company (as defined in the Plan), certain conditions and restrictions relating to an award with respect to the exercisability or settlement of such award will be accelerated.

         The Compensation Committee administers the 1997 Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding. The number of shares deliverable upon exercise of ISOs is limited to 800,000, provided that shares of Common Stock that are attributable to ISOs that have expired, terminated or been canceled or forfeited or otherwise terminate without delivery of shares are available for issuance or use in connection with future ISOs. The 1997 Plan also provides that no participant may be granted in any calendar year awards settleable by delivery of more than 500,000 shares, and limits payment under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares.

         The 1997 Plan will remain in effect until terminated by the Board of Directors. The 1997 Plan may be amended by the board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or State law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

         Concurrently with the Company's initial public offering, NQSO's to purchase a total of 450,000 shares of Common Stock of the Company were granted to various employees, each of which have an exercise price of $17.00. These options vest equally over a three-year period commencing on June 25, 1998, and generally will expire on the earlier of 10 years after the date grant or three months after termination of employment. If termination is for cause, all options will terminate immediately.

1997 Non-Employee Directors' Stock Plan

         Prior to its Initial Public Offering, the Board of Directors and the Company's Stockholders approved the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for (i) the automatic grant to each non-employee director serving at the commencement of the Offering of an option to purchase 10,000 shares, and (ii) thereafter, the automatic grant to each newly elected non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director; provided, however, that the number of options which may be granted to newly elected non-employee directors upon such person's initial election after the commencement of the Offering may be altered by the Board. A total of 100,000 shares are reserved for issuance under the Directors' Plan.

401(k) Plan

During 1997, the Board of Directors adopted a defined contribution plan (401(k)) for all eligible employees. The plan provides for discretionary contributions by the Company based on the performance of the Company. In November 1998, the Company contributed an amount equal to 100% of the first 5% of salaries that the employees contribute totaling $196,000. The Company made no contributions to the plan in 1997.

1997 Employee Stock Purchase Plan

During 1997, the Board of Directors adopted, and the Company's Stockholders approved, the 1997 Employee Stock Purchase Plan, effective on July 1, 1997. This plan permits eligible employees of the Company and its subsidiaries (generally all full-time employees who have completed one year of service) to purchase shares of Common Stock at a discount. Employees who elect to participate will have amounts withheld through payroll deduction during six-month purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Stock purchased under the plan will be subject to a six-month holding period. The Company has reserved 300,000 shares of Common Stock for issuance under this plan. During 1998, 2,146 shares were issued under the plan and remain outstanding at December 31, 1998. No shares were purchased in 1997.

Summary

         The Committee believes that the Company's executive compensation program must continually provide compensation potential of such significance that individuals of exceptional talent and skills are motivated to join and remain with the Company and to perform in an exceptional manner. By ensuring that such persons are managing the Company's operations, the long-term interests of stockholders will be best served. The actions taken by the Committee for 1998 were consistent with the focus and the principles outlines above.

                                 Lew Rothman (Chairman)
                                 LaVonda Rothman
                                 Maureen Colleton

April 12, 1999



                        STOCK PERFORMANCE GRAPH AND TABLE

         The following graph compares the percentage change in the Company's Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Company's peer group since the Company's Common Stock was registered pursuant to Section 12 of the Securities Exchange Act, assuming the investment of $100 on June 26, 1997.

         The following table was represented by a line chart in the printed material.

                            STARTING
                              BASIS
DESCRIPTION                 June 1997     December 1997    December 1998
800 JR CIGAR INC (%)                           47.06            -7.00
800 JR CIGAR INC ($)         $100.00         $147.06          $136.76

S & P 500 (%)                                  15.53            28.28
S & P 500 ($)                $100.00         $115.53          $148.55

S & P Smallcap 600 (%)                         17.55             2.73
S & P Smallcap 600 ($)       $100.00         $117.55          $120.76

PEER GROUP ONLY (%)                           -15.43           -45.82
PEER GROUP ONLY ($)          $100.00          $84.57           $45.81

PEERS + YOUR COMPANY (%)                       -9.04           -40.65
PEERS + YOUR COMPANY ($)     $100.00          $90.96           $53.98

         The performance of the Company's Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The total return on investment (change in the year-end stock price plus reinvested dividends) for the period shown for the Company, the S&P 500 Index and the Company's peer group is based on the stock price or composite index at June 26, 1997.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 6, 1998, certain information concerning the ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each Director and nominee for Director, (iii) each executive officer of the Company named in the Summary Compensation Table and
(iv) the Company's executive officers and Directors as a group. Except as otherwise indicated, the address of each such person is c/o 800-JR Cigar, Inc., 301 Route 10 East, Whippany, New Jersey 07981. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned by him or her.

Name            Number of Common Shares and Share Equivalents 3 % of Ownership 1
--------------------------------------------------------------------------------
Lew Rothman 2                       9,333,333                         72.35%
LaVonda M. Rothman 2                9,333,333                         72.35%
Jane Vargas                          23,333                              *
Michael E. Colleton                  23,333                              *
Maureen Colleton                     23,333                              *
John Oliva                           57,100                              *
Stephen Bloom                        12,000                              *
John F. Barry, Jr.                    4,000                              *
All Executive Officers and          9,509,765                         73.71%
Directors as a group (8 persons)

 (1) Represents percent of shares outstanding based on 12,752,146 shares outstanding as of April 6, 1999.
 (2) Includes (i) 131,040 shares of Common Stock held by LaVonda M. Rothman and Lew Rothman, as Trustees, and Samuel Bornstein, as Special Trustee, of a trust f/b/o Shane Rothman (the "Shane Rothman Trust"), created under a trust agreement dated November 1, 1994, made by Lewis Irving Rothman, as Grantor (the "Lewis Irving Rothman Children's Trust Agreement #1"), (ii) 131,040 shares of Common Stock held by LaVonda M.Rothman and Lew Rothman, as Trustees, and Samuel Bornstein, as Special Trustee, of a trust f/b/o Marni Rothman created under the Lewis Irving Rothman Children's Trust Agreement #1, (iii) 131,040 shares of Common Stock held by LaVonda M. Rothman and Lew Rothman, as Trustees, and Samuel Bornstein, as Special Trustee, of a trust f/b/o Samantha Rothman (the "Samantha Rothman Trust") created under the Lewis Irving Rothman Children's Trust Agreement #1 and
     (iv) 131,040 shares of Common Stock held by LaVonda M. Rothman and Lew Rothman, as Trustees, and Samuel Bornstein, as Special Trustee, of a trust f/b/o Luke Rothman (the "Luke Rothman Trust") created under the Lewis Irving Rothman Children's Trust Agreement #1, which may be deemed to be beneficially owned by the names person but as to which the named person disclaims beneficial ownership.
 (3) The share equivalents include previously issued stock options totaling 148,665 shares of which 74,333 shares vested on June 27, 1998 and the remaining balance of 74,332 will vest on June 27, 1999.
     * % of Ownership is less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Services

         During 1997, the Company entered into a five year contract with MC Management, Inc. ("MC Management"), for the performance on behalf of the Company of various administrative and other services, including, among other things, maintaining customer lists and banking records, preparing quarterly and annual payroll and sales tax returns, providing general ledger accounting services, processing account receivable and payable, making payroll distributions and providing telemarketing services. MC Management receives a management fee from the Company equal to 1.0% of the Company's gross cigarette sales and between 0.5% and 3.1% of the Company's gross sales of all other products marketed by the Company. In consideration of MC Management's agreement to enter into the five-year contract, the Company paid a signing bonus to MC Management in the amount of $1.0 million.

                                 PROPOSAL NO. 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ended December 31, 1999, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP have served as independent auditors of the Company for three years and are considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

         One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If stockholders should not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

         The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 1999 fiscal year. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

                               REPORT ON FORM 10-K

         The Company filed its Annual Report on Form 10-K for the year ended December 31, 1998 with the Securities and Exchange Commission on March 31, 1999. A copy of the report, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge. Written requests for copies of the report should be directed to Investor Relations, 800-JR Cigar, Inc., 301 Route 10 East, Whippany, New Jersey 07981.

         In addition, a copy of the Report is available to the Company's stockholders without charge at the web site (http://www.sec.gov) maintained by the Commission and at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. Copies also may be obtained at prescribed rates at the Commission" regional office in New York located at 7 World Trade Center, 15th Floor, New York, New York 10048.

         A copy of the Company's 1998 Annual Report accompanies this Proxy Statement.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal to be presented by a stockholder at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than (December 15, 1999), so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this Proxy Statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this Proxy Statement will vote all shares represented by proxies in accordance with their best judgement on such matters.

                                  By Order of the Board of Directors,


                                 LaVonda Rothman
                                    Secretary
Whippany, New Jersey
April 12, 1999